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                                                                EXHIBIT (1)(a)

                             THE GLENMEDE FUND, INC.

                      Articles of Amendment and Restatement

         The Glenmede Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland and having its resident agent located in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

FIRST: The amendment and restatement of the charter of the Corporation has been approved by a majority of the entire Board of Directors of the Corporation and that no stock entitled to be voted on the matter is outstanding or subscribed for.

SECOND: The Corporation desires to amend its charter as currently in effect and the charter of the Corporation is hereby amended and restated in full as follows:

         Striking out Articles First through Fifteenth and inserting in lieu thereof the following:

         FIRST: I, THE UNDERSIGNED, Paul F. Gallagher, whose post office address is 1300 Morris Drive, Wayne, Pennsylvania 19482, being at least twenty-one years of age, do under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate myself as incorporator with the intention of forming a corporation (hereinafter called the "Corporation").

         SECOND:  The name of the Corporation is The Glenmede Fund,
Inc.

         THIRD: The purpose for which the Corporation is formed is to act as an open-end diversified management investment company under the Federal Investment Company Act of 1940 as then in effect and the Rules and Regulations from time to time promulgated and effective thereunder (referred to herein collectively as the "Investment Company Act of 1940") and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

         FOURTH: The post office address of the principal office of the Corporation in this State is c/o Joseph M. Roulhac, Smith, Somerville & Case, 100 Light Street, Baltimore, Maryland. The name of the resident agent is State is Joseph M. Roulhac, a citizen of this State who resides in this State, and the post office address of the resident agent is Smith, Somerville & Case, 100 Light Street, Baltimore, Maryland.

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         FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is 2,500,000,000 shares of stock, with a par value of one-tenth of one cent ($.001) per share to be known and designated as Common Stock, such shares of Common Stock having an aggregate par value of $2,500,000.

         Subject to the provisions of these Articles of Incorporation, the Board of Directors shall have the power to issue shares of Common Stock of the Corporation from time to time, at prices not less than the net asset value or par value thereof, whichever is greater, for such consideration as may be fixed from time to time pursuant to the direction of the Board of Directors. All stock shall be issued on a non-assessable basis.

         Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Corporation shall have the power to designate one or more classes of shares of Common Stock, to fix the number of shares in any such class and to classify or reclassify any unissued shares with respect to such class. Any such class (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) she have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board may determine in the absence of contrary determination set forth herein. The aforesaid power shall include the power to create, by classifying or reclassifying unissued shares in the aforesaid manner, one or more classes in addition to those initially designated as named below. Subject to such aforesaid power, the Board of Directors has initially designated four classes of shares of Common Stock of the corporation. The names of such classes and the number of shares of Common Stock initially classified and allocated to these classes are as follows:

                                                                              Number of Shares of Common Stock
Name of Class                                                                Initially Classified and Allocated
-------------                                                                ----------------------------------
Government Cash Portfolio.................................................             1,000,000,000
Tax-Exempt Cash Portfolio.................................................             1,000,000,000
Intermediate Government Portfolio.........................................               250,000,000
International Portfolio...................................................               250,000,000

         At any time when there are no shares outstanding or subscribed for a particular class previously established and designated herein by the Board of Directors, the class may be liquidated by similar means. Each share of a class shall have equal rights with each other share of that class with respect to the assets of the Corporation pertaining to that class. The dividends payable to the holders of any class (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) shall be determined by the Board and need not be individually declared, but may

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be declared and paid in accordance with a formula adopted by the Board. Except as otherwise provided herein, all references in these Articles of Incorporation to Common Stock or class of stock shall apply without discrimination to the shares of each class of stock.

         The holder of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class, then standing in his or her name on the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of the class shall be voted in the aggregate and not by class except (1) when otherwise expressly provided by the Maryland General Corporation Law, (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by individual class; or (3) when the matter does not affect any interest of a particular class, then only stockholders of such other class or classes whose interests may be affected shall be entitled to vote hereon. Holders of shares of stock of the Corporation shall not be entitled to cumulative voting in the election of Directors or on any other matter.

         Each class of stock of the Corporation shall have the following powers, preferences and participating, voting, or other special rights and the qualifications, restrictions, and limitations thereof shall be as follows:

         1. All consideration received by the Corporation for the issue or sale of stock of each class, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class of shares of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such class.

         2. The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock; provided, such dividends or distributions on shares of any class of stock shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such class. Subject to the foregoing proviso, the amount of any dividends or distributions and the payment thereof shall be wholly in the discretion of the Board of Directors.

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         3. The Board of Directors shall have the power in its discretion to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gain distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereof, and regulations promulgated thereunder (collectively, the "IRC"), and to avoid liability for the Corporation for Federal income tax in respect of that year and to make other appropriate adjustments in connection therewith.

         4. In the event of the liquidation or dissolution of the Corporation, stockholders of each class shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets, the assets belonging to such class, and the assets so distributable to the stockholders of any class shall be distributed among such stockholders in proportion to the number of shares of such class held by them and recorded on the books of the corporation. In the event that there are any general assets not belonging to any particular class of stock and available for distribution, such distribution shall be made to the holders of stock of all classes in proportion to the net asset value of the respective class determined as hereinafter provided.

         5. The assets belonging to any class of stock shall be charged with the liabilities in respect to such class, and shall also be charged with its share of the general liabilities of the Corporation, in proportion to the net asset value of the respective class determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same as to a given class, and as to whether the same or general assets of the Corporation are allocable to one or more classes.

         The Board of Directors may provide for a holder of any class of stock of the Corporation who surrenders his certificate in good form for transfer to the Corporation or, if the shares in question are not represented by certificates, who complies with procedures established from time to time by the Board of Directors, to convert the shares in question on such basis as the Board may provide into shares of stock of any other class of the Corporation.

         The holders of the shares of Common Stock or other securities of the Corporation shall have no preemptive rights to subscribe to new or additional shares of its Common Stock or other securities.

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         SIXTH:  The number of directors of the Corporation shall be five (5) provided, however, that the number of Directors may be increased or decreased in accordance with the By-Laws so long as the number is never less than three. The names of the current directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are: John W.
Church, Jr., Willard S. Boothby, Jr., Otto F. Haas, Ph.D., G. Thompson Pew, and Francis J. Palamara.

         SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation:

         1. The Board shall have power to fix an initial offering price for the shares of any class which shall yield to the Corporation not less than the par value thereof, at which price the shares of the Common Stock of the Corporation shall be offered for sale, and to determine from time to time thereafter the offering price which shall yield to the Corporation not less than the par value thereof from sales of the shares of its Common Stock provided, however, that no shares of the Common Stock of the Corporation shall be issued or sold for a consideration which shall yield to the Corporation less than the net asset value of such class determined in such manner and at such times as may be approved from time to time by the Board of Directors.

         For the purpose of these Articles of Incorporation, a 'national financial emergency' is defined as the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Corporation of securities owned by such class is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of such class, or (iv) during any other period when the Securities and Exchange Commission (or any succeeding governmental authority) may for the protection of security holders of the Corporation by order permit suspension of the right of redemption or postponement of the date of payment on redemption. The Board of Directors may, in its discretion declare the suspension relating to a national financial emergency shall terminate as the case may be on the first business day on which said Stock Exchange shall have opened or the period specified in (ii) or (iii) shall have expired as to which in the absence of an official ruling by said Commission or succeeding authority, the determination of the Board of Directors shall be conclusive.

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         2.       To the extent permitted by law, subject to the right of the
Board of Directors to suspend the right of redemption of shares of Common Stock of the Corporation or postpone the date of such redemption in accordance with applicable provisions of law, including without limitation, in the case of a national financial emergency, the Corporation shall redeem shares of its Common Stock from its stockholders upon request of the holder thereof received by the Corporation or its designated agent during business hours of any business day, provided that such request must be accompanied by surrender of outstanding certificate or certificates for such shares in form for transfer and insofar as it may relate to shares for which no certificate has been issued shall be in accordance with such procedures as may be established from time to time by the Board of Directors, together with such proof of the authenticity of signatures as may reasonably be required with respect to such shares (or, on such request in the event no certificate is outstanding) by, or pursuant to the direction of the Board of the Corporation, and accompanied by proper stock transfer stamps. Shares redeemed upon any such request shall be purchased by the Corporation at the net asset value of such shares determined in the manner provided in Paragraph (1) of this Article SEVENTH at the time specified in the Corporation's then current prospectus.

         Payments for shares of its Common Stock so redeemed by the Corporation shall be made only from assets of the applicable class lawfully available therefor and out of such assets. Payment shall be in cash, except payment for such shares may, at the option of the Board of Directors, or such officer or officers as they may duly authorize for the purpose in their complete discretion, be made from the assets of that class in kind or partially in cash and partially in kind. In case of any payment in kind the Board of Directors, or its delegate, shall have absolute discretion as to what security or securities constituting assets belonging to such class shall be distributed in kind and the amount of the same; and the securities shall be valued for purpose of distribution at the value at which they were appraised in computing the current net asset value of the class of the Corporation's shares.

         Payments for shares of its Common Stock so redeemed by the Corporation shall be made by the Corporation as provided in the Corporation's then current prospectus.

                  3. The Board of Directors, may from time to time, without the vote or consent of stockholders, establish standards with respect to the minimum net asset value of a stockholder or minimum investment which may be made by a stockholder. The Board of Directors may authorize the closing of those stockholder accounts not meeting a specified minimum of net asset value by redeeming all of the shares in such accounts.

                  EIGHTH: The Corporation is expressly empowered as follows:

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                  (a) The Corporation may enter into a written contract or
contracts with any person, including any firm, corporation, trust or association in which any officer, other employee, director or stockholder of the Corporation may be interested, providing for the delegation of the management of all of the Corporation's securities portfolio and also for the delegation of the performance of administrative corporate functions subject always to the direction of the Board of Directors. The compensation payable by the Corporation under such contracts shall be such as is deemed fair and equitable to both parties by the Board of Directors. Each such contract shall in all respects be consistent with and subject to the requirements of the Investment Company Act of 1940 as then in effect and regulation of the Securities and Exchange Commission (or any succeeding governmental authority) promulgated thereunder.

         (b) The Corporation may appoint one or more distributors or agents or both for the sale of the shares of the Corporation, may directly or indirectly compensate such person or persons for the sale of such shares and may enter into such contract or contracts with such person or persons as the Board of Directors of the Corporation in its discretion may deem reasonable and proper.

         (c) The Corporation may employ such custodian or custodians for the safekeeping of the property of the Corporation and its shares, such dividends disbursing agent or agents, and such transfer agent or agents and registrar or registrars for its shares, and may make and perform such contracts for the aforesaid purposes as in the opinion of the Board of Directors of the Corporation may be reasonable, necessary, or proper for the conduct of the affairs of the Corporation, and may pay the fees and disbursements of such custodians, dividend disbursing agent, transfer agents, and registrars out of the income and/or any other property of the Corporation.

         Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, the Board of Directors may cause any or all of the property of the Corporation to be transferred to or to be acquired and held in the name of the Corporation or nominee or nominees of such custodian satisfactory to the Board of Directors.

         (d) All contracts entered into pursuant to subsections (a), (b), and
(c), of this Article EIGHTH shall in all respects be consistent with and subject to the requirements of the Investment Company Act of 1940 as then in effect and regulations of the Securities and Exchange Commission promulgated thereunder.

         (e) The same person, partnership (general or limited), association trust or corporation may be employed in any multiple capacity under subsection
(a), (b), and (c) of this Article EIGHTH and may receive compensation from the

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Corporation in as many capacities as such person, partnership (general or limited), association, trust or corporation shall serve the Corporation. The same person may be financially interested in or otherwise affiliated with persons who are parties to any or all of the contracts entered into by the Corporation pursuant to this Article EIGHTH. Any contract entered into pursuant to this Article EIGHTH may be made with any person even though an officer, other employee, director or stockholder of the Corporation may be such other person or may have an interest in such other person. No contract entered into by the Corporation with any other party pursuant to this Article EIGHTH shall be invalidated or rendered voidable because any officer, other employee, director or stockholder of the Corporation is such other party or has an interest in such other party. No person having an interest in such other party shall be liable merely by reason of such interest for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly therefrom, provided that all provisions of applicable laws were complied with when the Corporation entered into the contract.

         NINTH: (a) The Corporation shall indemnify its directors and officers to the fullest extent allowed, and in the manner provided, by Maryland law, including the advancing of expenses incurred in connection therewith. Such indemnification shall be in addition to any other right or claim to which any director or officer may otherwise be entitled. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have had the power to indemnify against such liability. To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its shareholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which such liability is asserted.

         (b) Nothing contained in this Article NINTH protects or purports to protect, or may be interpreted or construed to protect, any director or officer against liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

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         (c) Each provision of this Article NINTH shall be severable from the remainder, and the invalidity of any such provision shall not effect the validity of the remainder of this Article NINTH.

         TENTH: In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

         (i) To make, alter or repeal the By-Laws of the Corporation.

         (ii) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

         (iii) Without the assent or vote of the stockholders, to authorize and issue obligations of the corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the property of the Corporation, real or personal but only to the extent permitted by the fundamental policies of the Corporation recited in its registration statement filed pursuant to the Investment Company Act of 1940.

         (iv) In addition to the powers and authorities granted herein and by statue expressly conferred upon it, the Board of Directors is authorized to exercise all such powers and do all acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland law, of these Amended and Restated Articles of Incorporation, and of the By-Laws of the Corporation.

         ELEVENTH: The Corporation acknowledges that it has obtained its corporate name by consent of The Glenmede Trust Company, a wholly owned subsidiary of The Glenmede Corporation, having an office at 229 South 18th St., Philadelphia, Pennsylvania, which consent was given in reliance and upon the provisions hereafter contained in this Article ELEVENTH. The Corporation agrees that if The Glenmede Trust Company should cease to be the investment adviser of the Corporation, the Corporation will, upon written demand of The Glenmede Trust Company forthwith (a) for a period of two years after such written demand, state in all prospectuses, advertising material, letterheads and other material designed to be read by investors or prospective investors, in a prominent position and in prominent type (as may be reasonably approved by The Glenmede Trust Company), that The Glenmede Trust Company no longer serves as the

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investment adviser of the Corporation, and (b) delete from its name the word
"Glenmede" or any approximation thereof. The Corporation further agrees that The Glenmede Trust Company may permit other persons, partnerships (general or limited), associations, trusts, corporations or other incorporated or unincorporated groups of persons, including without limitation any investment company or companies of any type which may be initially sponsored or organized by The Glenmede Trust Company in the future, to use the word "Glenmede" or any approximation thereof as part of their names. As used herein, "The Glenmede Trust Company" shall include any successor corporation, partnership, limited partnership, trust or person.

         TWELFTH: The books of the Corporation may be kept (subject to any provisions contained in applicable statutes) outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Election of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

         THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         FOURTEENTH: Notwithstanding any provision of Maryland law requiring more than a majority vote of the Common Stock, or any class thereof, in connection with any corporation action (including, but not limited to, the amendment of these Articles of Incorporation), unless otherwise provided in these Articles of Incorporation the Corporation may take or authorize such action upon the favorable vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.

         FIFTEENTH: "The duration of the Corporation shall be perpetual."

THIRD: These Articles of Amendment and Restatement include all provisions of the charter currently in effect.

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     IN WITNESS WHEREOF, these Articles of Amendment and Restatement have been executed on behalf of THE GLENMEDE FUND, INC. by its officers. Its Vice President hereby acknowledges the same to be the act of the corporation and states that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to approval are true in all material respects under penalties of perjury.

Attest                                    The Glenmede Fund, Inc.

By: /s/ Raymond J. Klapinsky              By: /s/ Mary Ann B. Wirts
   ---------------------------               --------------------------
   Raymond J. Klapinsky,                     Mary Ann B. Wirts
   Secretary                                 Vice President

                                          Date: October 12, 1988
                                                ------------------------

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